Final

SHARE PURCHASE AGREEMENT

THIS AGREEMENT dated as of the 31st day of May, 2013.

AMONG:

CASCADE DIVIDE ENTERPRISES, INC., a corporation incorporated under the laws of the Province of British Columbia (the “Vendor”)

- and -

COMMUNICATION TéLIPHONE NAVIGATA-WESTEL INC. / TELIPHONE NAVIGATA- WESTEL COMMUNICATION INC., a corporation incorporated under the laws of the Province of Quebec (the “Purchaser”)

- and -

NEXT LAYER INC., a corporation incorporated under the laws of the Province of British Columbia (“Next Layer”)

WHEREAS the Vendor is the registered and beneficial owner of 10,000,000 common shares in the capital of Next Layer, being all of the issued and outstanding shares in the capital of Next Layer (the “Purchased Shares”); and

AND WHEREAS subject to the terms and conditions of this Agreement, the Vendor  has agreed to sell, transfer, assign and deliver and the Purchaser has agreed to purchase the Purchased Assets (which include the Purchased Shares);  and

AND WHEREAS there has been an Application for Bankruptcy initiated against Next Layer in the Supreme Court of British Columbia (Vancouver Registry, Action No. S130592).

NOW THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Parties (as hereinafter defined) agree as follows:

ARTICLE 1
INTERPRETATION

1.1

Defined Terms

In this Agreement and in the Schedules hereto, unless there is something in the subject matter or context inconsistent therewith or unless any term is otherwise defined herein or unless otherwise indicated herein, the following terms and expressions will have the following meanings:

(a)

“Accrued Interest” has the meaning given in Section ;

(b)

“Affiliate” means (i) any Person in which a Party owns a fifty percent (50%) or greater equity interest;  or (ii) any Person which, directly or indirectly, is in control of, is controlled by or is under common control with a Party.  For the purpose of this definition, control shall include the power, directly or indirectly, whether or not exercised: (a) to vote fifty percent (50%) (or such lesser percentage as is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) or more of the securities or other interests having ordinary voting power for the election of directors or other managing authority of such Person; or (b) to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, partnership interest or equity, by contract or otherwise;

(c)

“Assigned Indebtedness” has the meaning given in Section 6.01;

(d)

“Associates” means any partner of a Person, any trust or estate in which the Person has a substantial beneficial interest or in respect of which the Person serves as trustee or in a similar capacity and in the case of a Person who is an individual, that Person’s spouse or child or any relative of that Person or of his spouse who has the same residence as that Person;

(e)

“Assumed Contracts” means those contracts list in Schedule1.01(e);

(f)

“Assumed Liabilities” shall have the meaning ascribed to such term in Section 2.05;

(g)

“Business” means the business of being a data centre, and the management, maintenance and delivery of services to customers for data centre colocation, cloud computing and acting as a telecommunications products and services reseller in the manner carried out by Next Layer as at the date of this Agreement.  For clarity, the Business does not include carrier colocation services within Purchaser's telecommunications network points of presence (“POPs”), as such POPs are currently designated within premises shared by Next Layer;

(h)

“Business Day” means any day other than a day which is a Saturday, a Sunday or a civic or statutory holiday in Toronto, Ontario;

(i)

“Cascade US/Next Layer Loan” has the meaning given in Section 6.01;

(j)

“Claim” means any claim, demand, action, lawsuit, proceeding, arbitration or investigation, in each case, whether asserted, threatened, pending or existing;

(k)

“Closing Agenda” means the closing agenda attached hereto as Schedule 1.01(k);

(l)

“Closing Date” means May 31, 2013;

(m)

“Closing Time” means 11:59 p.m. (Toronto time) on the Closing Date;

(n)

 “Contemplated Transaction” means all of the transactions contemplated by this Agreement;

(o)

“Default Rate” has the meaning given in Section ;

(p)

“DMCL Invoices” means the amounts due from Dale Matheson Carr-Hilton Labonte LLP as of the April 30, 2013 statement in the amount of $95,844.70 as further described in Schedule 3.01(d);

(q)

“Encumbrances” mean mortgages, charges, pledges, security interests, liens, encumbrances, claims, title or interest retention agreements and other equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(r)

“Event of Default” shall have the meaning ascribed thereto in Section 8.14;

(s)

“Event of Financial Default” shall have the meaning ascribed thereto in Section 8.15;

(t)

“Event of Material Default” shall have the meaning ascribed thereto in Section 8.16;

(u)

“Excluded Assets” means the Rhicom/Next Layer Loan, the Cascade US/Next Layer Loan and the assets and property listed in Schedule 1.01(u);

(v)

“Final Amounts” shall have the meaning ascribed thereto in Section 6.01;

(w)

“Financial Default Notice” shall have the meaning ascribed thereto in Section 8.15;

(x)

“Knowledge” means the actual knowledge at the Closing Time of John Warta, Chairman of the Vendor, Jim Griffiths, Chief Financial Officer of the Vendor and Rick Williams, VP Administration Finance of the Vendor, without any investigation or inquiry and for which there exists documentary evidence;

(y)

“Law” means any applicable Canadian or other foreign, supranational, national, federal, state, provincial, local or common law, treaty (including any tax treaty), act, statute, ordinance, regulation, rule or code promulgated by any federal, provincial, municipal, local or other government or governmental agency, authority, board, bureau or commission, domestic or foreign or any order of any of them;

(z)

“Liabilities” means any and all debts, liabilities and obligations of any kind, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or undeterminable, on-or off-balance sheet;

(aa)

 “Licenses” means all items listed in Schedule “1.01(aa)”;

(bb)

“Material Liabilities” means any and all determined debts, liabilities and obligations but for greater certainty does not include any contingent liabilities, or liabilities related to  equipment upgrades, equipment replacements or capital upgrades;

(cc)

“Maturity Date” has the meaning given to it in Section ;

(dd)

“Next Layer/CDE Loan” has the meaning given in Section 6.01;

(ee)

“Obligations” means all liabilities and obligations of the Vendor to the Purchaser from time to time including, without limitation, the Principal Amount (as such term is defined in the Original APA) and the Principal Amount (as such term is defined in this Agreement);

(ff)

“Offer” has the meaning given in Section ;

(gg)

“Offer Notice” has the meaning given in Section ;

(hh)

“Option” means the option of either the Purchaser or the Vendor to sell all of the issued and outstanding shares of Next Layer, or all or subantially all of the assets of Next (together with all associated Liabilities thereof) to any Third Party:

(i)

in the case of Purchaser, the Option may only be exercised if the Offer is for an amount equal to or greater than the aggregate of the amounts referred to in Sections 7.03(a), 7.03(b) and 7.03(c),  (the “Purchaser Trigger Amount”) payable only in cash at the time of such purchase, subject to the conditions set out in ; and

(ii)

in the case of Vendor, the Option may only be exercised if the Offer is for an amount equal to or greater than ten million dollars ($10,000,000), (the “Vendor Trigger Amount”) payable only in cash at the time of such purchase, subject to the conditions set out in ;

(ii)

“Original APA” means the asset purchase agreement dated November 30, 2012 between, among others, Navigata Communications 2009, Inc. and 9191-4200 Quebec Inc.;

(jj)

“Out of the Ordinary Course of Business” means, in the aggregate, the sale of any assets, property or undertaking out of the ordinary course over any twelve month period with an aggregate fair market value in excess of $250,000 unless otherwise agreed to by the Parties;

(kk)

“Parties” means the Vendor, the Purchaser and Next Layer;

(ll)

“Person” means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and any other form of entity or organization;

(mm)

“Principal Amount” means the amount of the Purchase Price outstanding from time to time owing by the Purchaser to the Vendor;

(nn)

“Purchase Price” means the sum of $6,000,000, which is the amount payable by the Purchaser to the Vendor, for all of the Purchased Assets, all as more particularly provided herein;

(oo)

“Purchased Assets” means the Assigned Indebtedness, Purchased Shares and the Assumed Contracts specifically excluding, for clarity, the Excluded Assets;

(pp)

“Purchased Shares” has the meaning given in the recitals;

(qq)

“Related Person” has the meaning given in the Income Tax Act (Canada);

(rr)

“Rhicom/Next Layer Loan” has the meaning given in Section 6.01;

(ss)

“Sale Coordinator” has the meaning given in Section ;

(tt)

 “Security” means collectively:

(i)

General Security Agreement granted by Next Layer in favour of the Vendor (British Columbia);

(ii)

Guarantee of Next Layer in respect of the indebtedness of the Purchaser in favour of the Vendor (British Columbia);

(iii)

Hypothecation of Movables granted by Next Layer  in favour of the Vendor (Quebec);

(iv)

Guarantee of Next Layer in respect of the indebtedness of the Purchaser in favour of the Vendor (Quebec);

(v)

Share Pledge Agreement granted by the Purchaser in favour of the Vendor with respect to the Purchased Shares (British Columbia);

(vi)

Share Pledge Agreement granted by Fiducie Residence Jaam in favour of the Vendor in respect of 39,000,000 Common Shares in the capital of Teliphone Corp. (British Columbia);

(vii)

Limited Recourse Guarantee granted by Fiducie Residence Jaam in favour of the Vendor (British Columbia);

(viii)

Hypothecation of Movables granted by 9191-4200 Quebec Inc. (now the Purchaser) in favour of Navigata Communications 2009, Inc. (now the Vendor) (Quebec);

(ix)

Hypothecation of Movables granted by Navigata Communications Ltd. in favour of Navigata Communications 2009, Inc. (Quebec);

(x)

Hypothecation of Movables granted by 0865944 B.C. Ltd. in favour of Navigata Communications 2009, Inc. (Quebec);

(xi)

Guarantee of Navigata Communications Ltd. in respect of the indebtedness of 9191-4200 Quebec Inc. in favour of Navigata Communications 2009, Inc. (Quebec);

(xii)

Guarantee of 0865944 B.C. Ltd. in respect of the indebtedness of 9191-4200 Quebec Inc. in favour of Navigata Communications 2009, Inc. (Quebec);

(xiii)

Guarantee of Benoit Laliberte in respect of the indebtedness of 9191-4200 Quebec Inc. in favour of Navigata Communications 2009, Inc. (Quebec);

(xiv)

General Security Agreement granted by 9191-4200 Quebec Inc. in favour of Navigata Communications 2009, Inc. (British Columbia);

(xv)

General Security Agreement granted by Navigata Communications Ltd. in favour of Navigata Communications 2009, Inc. (British Columbia);

(xvi)

General Security Agreement granted by 0865944 B.C. Ltd. in favour of Navigata Communications 2009, Inc. (British Columbia);

(xvii)

Guarantee of 0865944 B.C. Ltd. in respect of the indebtedness of 9191-4200 Quebec Inc. in favour of Navigata Communications 2009, Inc. (British Columbia);

(xviii)

Guarantee of Navigata Communications Ltd. in respect of the indebtedness of 9191-4200 Quebec Inc. in favour of Navigata Communications 2009, Inc. (British Columbia); and

(xix)

Guarantee of Benoit Laliberte in respect of the indebtedness of 9191-4200 Quebec Inc. in favour of Navigata Communications 2009, Inc. (British Columbia);

(xx)

Guarantee granted by Fiducie Residence Jaam in favour of the Vendor in respect of the liabilities and obligations arising under the Original APA (British Columbia);

(xxi)

Guarantee granted by Fiducie Residence Jaam in favour of the Vendor in respect of the liabilities and obligations arising under the Original APA (Quebec);

(xxii)

Limited Guarantee in the principal amount of $1,500,000 granted by Fiducie Residence Jaam in favour of the Vendor in respect of the liabilities and obligations arising under this Agreement (British Columbia);  and

(xxiii)

Limited Guarantee in the principal amount of $1,500,000 granted by Fiducie Residence Jaam in favour of the Vendor in respect of the liabilities and obligations arising under this Agreement (Quebec).

(uu)

“Tax” means all governmental taxes, levies, duties, assessments, reassessments and other charges of any nature whatsoever, whether direct or indirect, including income tax, profits tax, gross receipts tax, corporation tax, sales and use tax (including any applicable harmonized sales tax), wage tax, payroll tax, worker’s compensation levy, capital tax, stamp duty, real and personal property tax, land transfer tax, customs or excise duty, excise tax, turnover or value added tax on goods sold or services rendered, withholding tax, social security and unemployment insurance charges or retirement contributions, and any interest, fines, additions to tax and penalties thereon;

(vv)

“Third Party” means any Person other than the Parties and any of their directors, officers or shareholders and Associates or Affiliates of any such Person;  and

(ww)

“Trigger Amount” means either the Purchase Trigger Amount or the Vendor Trigger Amount, as the case may be.

1.2

Schedules

The Schedules which are attached to this Agreement are incorporated into this Agreement by reference and are deemed to be part hereof, including the following schedules hereto:

Schedule 1.01(e)

Assumed Contracts

Schedule 1.01(k)

Closing Agenda

Schedule 1.01(u)

Excluded Assets

Schedule 1.01(aa)

Licenses

Schedule 2.05

Assumed Liabilities
Schedule 2.07

Power of Attorney

Schedule 2.10

Equipment List
Schedule 3.01(d)

Next Layer Liabilities

Schedule 6.02

Directors, Officers and Shareholders Indemnified

1.3

Currency

Unless otherwise indicated, all dollar amounts referred to in this agreement are in lawful money of Canada.

1.4

Choice of Law and Attornment

This agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.  The parties agree that the courts of that Province will have non-exclusive jurisdiction to determine all disputes and claims arising between the parties.

1.5

Interpretation Not Affected by Headings or Party Drafting

The division of this Agreement into articles, sections, paragraphs, subparagraphs and clauses and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement and the Schedules hereto and not to any particular article, section, paragraph, subparagraph, clause or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.  Each party hereto acknowledges that it and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

1.6

Number and Gender

In this Agreement, unless there is something in the subject matter or context inconsistent therewith,

(a)

words in the singular number include the plural and such words shall be construed as if the plural had been used,

(b)

words in the plural include the singular and such words shall be construed as if the singular had been used, and

(c)

words importing the use of any gender shall include all genders where the context or party referred to so requires, and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes had been made.

1.7

Time of Essence

Time shall be of the essence hereof.

1.8

Closing Date and Closing Time

The transactions herein contemplated shall be deemed to have been completed as at the Closing Time on the Closing Date, regardless of the actual date of execution of or delivery of agreements, documents and instruments by the parties hereto or as otherwise herein contemplated.

ARTICLE 2
PURCHASE AND SALE

2.1

Purchase and Sale of Purchased Assets

At the Closing Time, subject to the terms and conditions of this Agreement, the Vendor hereby agrees to sell, transfer, absolutely assign and deliver:

(a)

to the Purchaser and the Purchaser hereby agrees to purchase, all of the Purchased Shares and the Assigned Indebtedness;  and

(b)

to Next Layer and Next Layer hereby agrees to purchase, all of the Assumed Contracts.

Next Layer hereby consents to and acknowledges the transfer and assignment to the Purchaser by the Vendor of all the Vendor’s right, title and interest in and to, and all rights, benefits, powers, privileges and remedies arising out of or in connection with, the Purchased Assets.

Each of the Parties agree to deliver at the Closing Time the documents listed as their responsibility on the Closing Agenda, unless a delivery time is otherwise specified on the Closing Agenda or as otherwise agreed to in writing by the Parties.

2.2

Amount of Purchase Price

The purchase price payable by the Purchaser to the Vendor for the Purchased Assets shall be $6,000,000 exclusive of all Taxes (the “Purchase Price”).

2.3

Payment of the Purchase Price

Subject to the other terms and conditions herein at the Closing Time the Purchaser shall pay and satisfy the Purchase Price to the Vendor as follows:

(a)

the amount of $200,000, in immediately available funds; and

(b)

the amounts payable on the dates all as more particularly described in Section .

2.4

As is, Where is

Subject to the representations and warranties contained in Sections 3.01 and 3.02 relating to the Purchased Shares, the Purchaser acknowledges that the Vendor is selling the Purchased Assets on an “as is, where is” basis as they shall exist at the Closing Time.  The Purchaser further acknowledges that it has entered into this Agreement on the basis that the Purchaser has conducted such inspections as it deems appropriate and has satisfied itself with regard to these matters. No representation, warranty or condition is expressed or can be implied except as expressly set out in Sections 3.01 and 3.02.

2.5

Liabilities

On the terms and subject to the conditions herein contained, at the Closing Time Next Layer will assume, subject to all rights of offset, defences, causes of action, counterclaims and claims of any nature (with the exception of rights of offset, defences, causes of action, counterclaims and claims of any nature against the Vendor or any of its Affiliates, subsidiaries, Associates and Related Persons), and thereafter pay, perform, discharge, satisfy and/or settle (fully and finally) all of the following whether arising prior to or after the Closing Time all  liabilities and obligations relating to the Purchased Assets including, without limitation, all liabilities and obligations arising under the Assumed Contracts and those Liabilities set forth in Schedule 2.05 (collectively, the “Assumed Liabilities”).

2.6

Payment of Taxes

The Purchaser shall be liable for and shall pay all applicable provincial sales taxes, land transfer taxes and all other taxes (other than income taxes of the Vendor), and other like charges properly payable upon and in connection with the conveyance and transfer of the Purchased Assets to the Purchaser.  The Vendor will do and cause to be done such things as are reasonably requested to enable the Purchaser to comply with such obligation.

2.7

Unassignable Contracts and Licenses

Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or otherwise transfer the right, title and interest of the Vendor in, to or under the Purchased Assets (including, without limitation, the Assumed Contracts, the Licenses and any personal information to which Personal Information Protection and Electronic Documents Act (Canada) or any provincial statute of similar application that may apply, or any claim or right to any benefit arising thereunder or resulting therefrom if any attempted assignment or transfer, without the consent of a third party thereto (the “Consenting Third Party”), would constitute a breach of such Purchased Assets, or in any way, adversely affect the right of the Purchaser or Vendor thereunder, and such consent has not been obtained prior to the Closing Time.  The Vendor shall provide commercially reasonable cooperation to the Purchaser in its efforts to obtain the consent of any Consenting Third Party to the assignment or transfer of any of the Purchased Assets in all cases where such consent is required, as determined by the Purchaser in its sole discretion, until 5:00 p.m. (Toronto time) on July 31, 2014.

If any consent to the assignment or transfer of any rights, title, interest, benefits or remedies of the Vendor in, to or under any of the Purchased Assets (hereinafter, in this Section, collectively called the “Rights”) under any Purchased Assets is not obtained prior to the Closing Time, then, unless the Purchaser waives or terminates its rights hereunder:

(a)

the Vendor will hold and exercise the Rights for the benefit of the Purchaser until July 31, 2014;

(b)

the Vendor will, at the request and expense and under the direction of the Purchaser, in the name of the Vendor or otherwise as the Purchaser shall specify, take all commercially reasonable actions as shall, in the opinion of the Purchaser, be necessary or desirable in order that the obligations of the Vendor under such Purchased Assets may be performed in a manner such that the value of the Rights shall be preserved and exercised and shall enure to the benefit of the Purchaser and such that all monies receivable under any such Rights may be received by the Purchaser and the Purchaser shall use commercially reasonable efforts to provide all necessary assistance to aid in the foregoing;

(c)

the Vendor will promptly pay over to the Purchaser all such monies collected by the Vendor in respect of such Rights and the Purchaser will promptly pay over to the Vendor all monies due to Consenting Third Parties in respect of such Rights; and

(d)

to the extent permitted by the Consenting Third Party and provided, in the Purchaser’s opinion, it would not be prejudicial to the Purchaser’s rights to do so, the Purchaser may perform the obligations under such Rights on behalf of the Vendor, and to the extent the Purchaser performs such obligations Purchaser will indemnify the Vendor against all liabilities, costs and expenses incurred by the Vendor as a result of the Purchaser’s performance or failure to perform such obligations.

In addition to the foregoing, the Parties acknowledge that certain Licenses may not be capable of being transferred and rather may require the issuance of new licenses to the Purchaser. In any event, at the Closing Time, the Vendor agrees to execute the power of attorney in the form set out in Schedule 2.07.

All amounts (including, without limitation, arrears) payable to Consenting Third Parties in connection with obtaining consents shall be the obligation of, and shall be paid by, the Purchaser.

2.8

Allocation

The Purchase Price shall be allocated among the Purchased Assets generally as follows:

(a)

Purchased Shares – the dollar amount equal to the Purchase Price less the amount referred to in 2.08(b) below.

(b)

Assigned Indebtedness – the dollar amount thereof determined in accordance with Section 6.01.

(c)

Purchased Contracts - $1.00.

The Vendor and the Purchaser shall file their respective tax returns prepared in accordance with this allocation, or any alterations thereto mutually agreed to.

0.1

Excluded Assets

The Purchaser hereby consents to the transfer of the Excluded Assets to any Person whom the Vendor may choose in its sole discretion, immediately prior to the Closing Time.

2.10

Acknowledgement

The Vendor hereby acknowledges that neither it nor any Related Person, subsidiary, Associate or Affiliate (other than Next Layer) has any interest or claim in the equipment listed in Schedule 2.10, subject to the Security. Vendor hereby waives its right, title and interest in and to such equipment, if any, subject to the Security.

ARTICLE 1
REPRESENTATIONS AND WARRANTIES

1.1

Representations and Warranties by the Vendor Regarding the Purchased Assets

The Vendor hereby represents and warrants to the Purchaser (and acknowledge that the Purchaser is relying on the following representations and warranties in completing the Contemplated Transaction) that:

(a)

Organization and Qualification. The Vendor is a corporation incorporated, existing and in good standing under the Laws of the Province of British Columbia.  Next Layer is a corporation incorporated, existing and in good standing under the Laws of the Province of British Columbia.

(b)

Corporate Authority and Binding Obligation. The Vendor has the corporate power and authority to execute and deliver this Agreement and has the power and authority to sell, assign and transfer the Purchased Shares to the Purchaser in the manner contemplated herein.  The Vendor has the corporate power and authority to perform all of the Vendor’s obligations under this Agreement. The Vendor and its board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement the sale, assignment and delivery of the Purchased Shares from the Vendor to the Purchaser in the manner contemplated herein and the completion of all of the transactions contemplated herein and therein.  This Agreement is a legal, valid and binding obligation of the Vendor, enforceable against the Vendor by the Purchaser in accordance with its terms.

Next Layer has the corporate power and authority to execute and deliver this Agreement.  Next Layer has the corporate power and authority to perform all of Next Layer's obligations under this Agreement. Next Layer and its board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement, the sale, assignment and delivery of the Purchased Shares from the Vendor to the Purchaser in the manner contemplated herein.  This Agreement is a legal, valid and binding obligation of Next Layer, enforceable against Next Layer by the Purchaser in accordance with its terms.

(c)

No Other Purchase Agreements. No Person has any agreement, option, understanding or commitment, or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement, option, understanding or commitment, for the purchase or other acquisition from the Vendor of any of the Purchased Shares, or any rights or interest therein or any agreement, option, understanding or commitment, or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement, option, understanding, or commitment, for the purchase or other acquisition from the Vendor any of the Purchased Shares.

(d)

Liabilities. Except for the Assumed Liabilities and the Liabilities set forth in Schedule 3.01(d), the Vendor has no Knowledge of any Material Liabilities for which Next Layer is liable except:

(i)

current Liabilities incurred in the ordinary course of business including but not limited to the accounts payable listed in Schedule 3.01(d);

(ii)

any Liabilities incurred by the Purchaser (or any of its Affiliates, Associates or Related Persons thereof) on behalf of Next Layer;

(iii)

any harmonized sales tax arising after April 30, 2013; and

(iv)

the Assigned Indebtedness.

(e)

Ownership of Purchased Shares. The Vendor is the sole registered and beneficial owner of the Purchased Shares with good and marketable title thereto, free and clear of any Encumbrances (other than the rights of the Purchaser hereunder). There is no contract, agreement, option or other right binding upon or which at any time in the future may become binding upon the Vendor to sell, transfer, assign, pledge, charge, mortgage or in any other way dispose of or encumber any of the Purchased Shares other than: (i)  pursuant to this Agreement;  and (ii)  pursuant to an Agreement and Plan of Merger among 0875549 B.C. Ltd., Datton Dealer Wholesale Corp., 0875543 B.C. Ltd., Buckten Holdings Inc., Next Layer and Navigata Communications 2009, Inc. dated November 8, 2011 whereby Next Layer may be obligated to amalgamate with 0875549 B.C. Ltd.

(f)

Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission for which the Purchaser, Next Layer or any of their respective affiliates could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of any Party.

(g)

Registration of Purchased Shares. The Purchased Shares have been, and at all times up to and including the Closing Time will be, registered in the name of the Vendor in the share register of Next Layer.

(h)

Vendor’s Residency.  The Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

(i)

Capitalization. The authorized equity capital of Next Layer consists of an unlimited number of Common shares of which only 10,000,000 are issued and outstanding.  All of the shares in the capital of Next Layer have been duly authorized and validly issued and are fully paid and non-assessable.  There are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contractual or otherwise) obligating Next Layer to issue or sell any of its shares or securities or obligations of any kind convertible into or exchangeable for shares or other securities of Next Layer. There are no dividends which have accrued or been declared but are unpaid on any shares of Next Layer or other equity interests of Next Layer. The Vendor is the registered owner of all of the Purchased Shares.  The Purchased Shares are all of the issued and outstanding shares in the capital of Next Layer.

(j)

Subsidiaries. Next Layer does not have any subsidiaries or any other interest in any Person.

(k)

Ownership of Assigned Indebtedness.  The Vendor has:

(i)

full ownership of the Assigned Indebtedness free and clear of all charges and encumbrances of any other party; and

(ii)

the sole and exclusive right to transfer and assign the Assigned Indebtedness to the Purchaser without the requirement of consent from any other party.

The outstanding principal of the Assigned Indebtedness at the Closing Time is approximately $1,488,292.36.

0.1

Representations and Warranties by the Purchaser

The Purchaser hereby represents and warrants to the Vendor as follows, and confirms that the Vendor is relying upon the accuracy of each of such representations and warranties in connection with the sale of the Purchased Shares and the completion of the other transactions hereunder:

(a)

Organization and Qualification. The Purchaser is a corporation incorporated, existing and in good standing under the Laws of the Province of British Columbia.  The Purchaser is duly qualified to do business and is in good standing under the Laws of each jurisdiction where such qualification is required.  The Purchaser has the corporate or other power and authority to conduct its business, to own, lease and use its assets and to perform its obligations.

(b)

Corporate Authority and Binding Obligation. The Purchaser has the corporate power and authority to execute and deliver this Agreement and all other agreements contemplated herein to which it is a party and the Purchaser has the corporate power and authority to purchase the Purchased Assets from the Vendor in the manner contemplated herein.  The Purchaser has the corporate power and authority to perform all of the Purchaser's obligations under this Agreement and each of the other agreements contemplated herein. The Purchaser and its board of directors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement and all other agreements contemplated herein, the purchase the Purchased Assets from the Vendor in the manner contemplated herein and the completion of all of the transactions contemplated herein and therein.  This Agreement is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms.

(c)

Investment Canada Act. The Purchaser is a "Canadian" for purposes of and within the meaning of the Investment Canada Act.

(d)

Brokers or Agents. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any brokerage, finder's, financial advisor's or other similar fee or commission for which Vendor or any of its affiliates could become liable in connection with the transactions contemplated by this Agreement as a result of any action taken by or on behalf of any Party.

ARTICLE 1
COVENANTS

1.1

Covenants of Purchaser

The Purchaser covenants and agrees that forthwith following the Closing Date it shall take all actions required:

(a)

to duly and punctually pay or cause to be paid all amounts payable by the Purchaser to the Vendor under this Agreement at the times and in the manner provided for herein;

(b)

to do or cause to be done all acts necessary to comply with all applicable, federal, provincial and municipal laws, requirements and standards;

(c)

to as soon as it shall become aware of the same, give notice to the Vendor of any Event of Default;

(d)

to take all actions required under this Agreement;

(e)

at the time of the first payment owing under Section 8.05(a), pay the Vendor $16,000 to cover the costs it has agreed to pay in respect of a December infrastructure invoice of RhiCom Networks, Inc. (formerly OnCall Wireless, Inc.); and

(f)

within 60 days following the Closing Date:

(i)

pay in full the DMCL Invoices;  or

(ii)

settle the obligations and liabilities arising in respect of the DMCL Invoices and obtain a full and final release from Dale Matheson Carr-Hilton Labonte LLP in favour of the Vendor in respect of the obligations and liabilities arising under the DMCL Invoices.

1.2

Covenants of Vendor

The Vendor covenants and agrees that  forthwith following Closing Date the Vendor will take all actions required under this Agreement.

ARTICLE 2
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

2.1

Survival of Vendor’s Representations, Warranties and Covenants

The representations, warranties and covenants of the Vendor contained in this Agreement or in any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Purchaser for a period of two years, unless a greater or lesser period of time is specifically identified in relation to such representation, warranty, acknowledgement or covenant in which case such representation, warranty, acknowledgement or covenant shall survive for the period of time specifically identified in such representation, warranty, acknowledgement or covenant, unless a bona fide notice of a Claim shall have been given in writing before the expiry of that period, in which case the representation, warranty or covenant to which such notice applies shall survive in respect of that Claim until the final determination or settlement of that Claim.

2.2

Survival of Purchaser’s Representations, Warranties, Acknowledgements and Covenants

The representations, warranties, acknowledgements and covenants of the Purchaser contained in this Agreement or any document or certificate given pursuant to this Agreement shall survive the Closing for the benefit of the Vendor for a period of two years, unless a greater or lesser period of time is specifically identified in relation to such representation, warranty, acknowledgement or covenant in which case such representation, warranty, acknowledgement or covenant shall survive for the period of time specifically identified in such representation, warranty, acknowledgement or covenant, unless a bona fide notice of a Claim shall have been given in writing before the expiry of that period, in which case the representation, warranty, acknowledgement or covenant to which such notice applies shall survive in respect of that Claim until the final determination or settlement of that Claim.

2.3

 No Effect on Deferred Payment Provisions

For greater certainty, nothing in this  shall affect or otherwise limit the rights and obligations of the parties set forth in .

ARTICLE 3
INDEMNIFICATION

3.1

Indemnification by Vendor

The Vendor covenants and agrees to indemnify and save harmless the Purchaser (and their respective officers, directors and shareholders) from and against any Claim, costs, liability or expense (including professional fees and disbursements) which may be made or brought against any of them or which any of them may suffer or incur, directly or indirectly, in respect of, as a result of, or arising out of:

(a)

any inaccuracy in or breach of any representation or warranty of the Vendor contained in Section 3.01 of this Agreement;  and

(b)

subject to Section 2.06, any Claim in respect of Taxes owing by Next Layer to Canada Revenue Agency relating to the operation of the Business for the period up to and including the Closing Date, whether known or unknown including, without limitation, any Claims relating to a Section 85 rollover transaction completed between the Vendor and Next Layer on January 1, 2012 with the exception of any Claim in respect of Taxes owing by Next Layer to Canada Revenue Agency arising from:

(i)

harmonized sales tax, provincial sales tax and goods and services tax for which the Vendor shall only be liable up to and including April 30, 2013;

(ii)

the Next Layer/CDE Loan including the assignment of the Next Layer/CDE Loan by the Vendor to the Purchaser;

(iii)

the Rhicom/Next Layer Loan including the assignment of the Rhicom/Next Layer Loan by Next Layer to the Vendor;  and

(iv)

the Cascade US/Next Layer Loan including the assignment of the Cascade US/Next Layer Loan by Next Layer to the Vendor.

For purposes of this Section:

(a)

“Next Layer/CDE Loan” means the non-interest bearing intercompany loan owing by Next Layer to the Vendor evidenced by a promissory note dated as of the Closing Date which the parties thereto estimate in good faith is $2,096,968.25 as at the Closing Date, which shall be finally determined in accordance with the provisions below;

(b)

“Rhicom/Next Layer Loan” shall mean the non-interest bearing indebtedness of Rhicom Networks Inc. to Next Layer evidenced by a promissory note dated as of the Closing Date which the parties thereto estimate in good faith is $263,922.62 as at the Closing Date, such value which shall be finally determined in accordance with the provisions below;

(c)

“Cascade US/Next Layer Loan” shall mean the non-interest bearing indebtedness of Cascade Divide Communications, Inc. to Next Layer evidenced by a promissory note dated as of the Closing Date which the parties thereto estimate in good faith is $344,752.39 as at the Closing Date, such value which shall be finally determined in accordance with the provisions below;  and

(d)

“Assigned Indebtedness” means the indebtedness of Next Layer to the Vendor after setting off the Rhicom/Next Layer Loan and the Cascade US/Next Layer Loan against the Next Layer/CDE Loan, such value which shall be finally determined in accordance with the provisions below.

The Parties acknowledge that the amounts of the Next Layer/CDE Loan, Rhicom/Next Layer Loan and the Cascade US/Next Layer Loan are simply good faith estimates as at the Closing Date.  Within fifteen (15) Business Days after the Closing Date, Jim Griffiths shall, acting in good faith, provide final amounts for each of the Next Layer/CDE Loan, Rhicom/Next Layer Loan, the Cascade US/Next Layer Loan and the Assigned Indebtedness which shall be final and binding (the “Final Amounts”).  The Parties agree and acknowledge that if the Final Amounts are not provided within the required fifteen (15) Business Days, the Power of Attorney set out in section 10.09 will be revoked until such Final Amounts are provided.

1.2

Indemnification by the Purchaser

The Purchaser covenants and agrees to indemnify and save harmless the Vendor (and its officers, directors and shareholders as set out in Schedule 6.02) from and against any Claim, costs, liability or expense (including professional fees and disbursements) which may be made or brought against any of them or which any of them may suffer or incur, directly or indirectly, in respect of, as a result of, or arising out of:

(a)

any non-fulfillment of any covenant or agreement on the part of the Purchaser contained in this Agreement or any document or certificate set out in the Closing Agenda;

(b)

any inaccuracy in or breach of the Purchaser’s representations or warranties contained in this Agreement or any document or certificate set out in the Closing Agenda; and

(c)

subject to Section 6.01(b), any Claim relating to Next Layer or the Purchased Assets (including without limitation any Claim related to the Assumed Liabilities or the Assumed Contracts), whether arising before or after the Closing Time, whether known or unknown.

1.3

Procedure for Indemnification

(a)

Claims Other Than Third Party Claims.  Following receipt from any Persons entitled to indemnification under this Agreement, (the “Indemnified Party”), of a written notice of a claim for indemnification which has not arisen in respect of a Third Party Claim (as defined in Section  below), the party who is in receipt of such notice (the “Indemnifying Party”) shall have 30 days to make such investigation of the claim as the Indemnifying Party considers desirable.  For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the claim.  If the Indemnified Party and the Indemnifying Party agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of the claim, the Indemnifying Party shall immediately pay to the Indemnified Party such amount. If the Indemnified Party and the Indemnifying Party do not agree within such period (or any mutually agreed upon extension thereof), then the Indemnified Party and the Indemnifying Party shall be entitled to exercise all rights and remedies available at Law.  For greater certainty, the claim procedures provided for in Section 6.03 shall not affect any of the Parties rights under the Security or Article 8.

(b)

Third Party Claims.  The Indemnified Party shall notify the Indemnifying Party in writing as soon as is reasonably practicable after being informed in writing that facts exist which may result in a Claim originating from a Person other than the Indemnified Party (a “Third Party Claim”) and in respect of which a right of indemnification given pursuant to Section  or 6.02 may apply.  The Indemnifying Party shall have the right to elect, by written notice delivered to the Indemnified Party within 10 days of receipt by the Indemnifying Party of the notice from the Indemnified Party in respect of the Third Party Claim, at the sole expense of the Indemnifying Party, to participate in or assume control of the negotiation, settlement or defence of the Third Party Claim, provided that:

(i)

such will be done at all times in a diligent and bona fide matter;

(ii)

the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Agreement in respect of such Third Party Claim; and

(iii)

the Indemnifying Party shall pay all reasonable out-of-pocket expenses incurred by the Indemnified Party as a result of such participation or assumption.

If the Indemnifying Party elects to assume such control, the Indemnified Party shall co-operate with the Indemnifying Party and its counsel and shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim at its own expense. If the Indemnifying Party does not so elect or, having elected to assume such control, thereafter fails to proceed with the settlement or defence of any such Third Party Claim, the Indemnified Party shall be entitled to assume such control at the Indemnifying Party’s expense.  In such case, the Indemnifying Party shall co-operate where necessary with the Indemnified Party and its counsel in connection with such Third Party Claim and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim.

1.4

Additional Rules and Procedures

The obligation of the Parties to indemnify each other pursuant to this Article 5 shall also be subject to the following:

(a)

an Indemnified Party shall only be entitled to make a claim for indemnification pursuant to Section  or 6.02, as the case be, if written notice containing reasonable particulars of such claim is delivered to the Indemnifying Party within the time periods provided for in Section 6.03(a) or 6.03(b), as the case may be;

(b)

if any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any Third Party with respect to such Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnifying Party shall, forthwith after demand by the Indemnified Party, make such payment.  If the amount of any liability under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount which was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay such difference to the Indemnifying Party;

(c)

except in the circumstances contemplated by Section  above, and whether or not the Indemnifying Party assumes control of the negotiation, settlement or defence of any Third Party Claim, the Indemnified Party shall not settle or compromise any Third Party Claim except with the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).  A failure by the Indemnifying Party to respond in writing to a written request by the Indemnified Party for consent within ten (10) Business Days shall be deemed a consent by the Indemnifying Party to such request;

(d)

the Indemnifying Party and the Indemnified Party shall provide each other on an ongoing basis with all information which may be relevant to the other’s liability hereunder and shall supply copies of all relevant documentation promptly as they become available;

(e)

notwithstanding Section , the Indemnifying Party shall not settle any Third Party Claim or conduct any related legal or administrative proceeding in a manner which would, in the opinion of the Indemnified Party, acting reasonably, have a material adverse impact on the Indemnified Party.

(f)

an Indemnified Party shall not be entitled to an indemnity hereunder if and to the extent that a court of competent jurisdiction in a final judgment that has become non-appealable shall determine that:

(i)

such Indemnified Party has committed any fraudulent act in the course of its performance under this Agreement; and

(ii)

the losses, damages, claims, liabilities, costs or expenses as to which indemnification is claimed, were directly caused by the fraud referred to in Section 6.04(f)(i).

1.5

Rights Cumulative

The rights of indemnification contained in this Article 6 are cumulative and are in addition to every other right or remedy of the Parties contained in this Agreement or otherwise.

1.6

No Set-Off

The Purchaser shall not be entitled to set off the amount of any Claim (whether submitted under Article 5 as damages or by way of indemnification or otherwise) or any other claim, demand, action, lawsuit, proceeding, arbitration or investigation, in each case, whether asserted, threatened, pending or existing against the Vendor, against any other amounts payable by the Purchaser to the Vendor whether under this Agreement (including, without limitation, under Article 6) or otherwise except that any Taxes owing relating to a Section 85 rollover transaction as indemnified pursuant to section 6.01(b) may be offset against the final payment of the principal amount as set out in Section 8.05(b).

ARTICLE 2

OPTION FOR THIRD PARTY SALE

2.1

If at any time the Purchaser or the Vendor (such party, the “Sale Coordinator”) wishes to exercise the Option, the Sale Coordinator shall first obtain from a Third Party an irrevocable bona fide offer (an “Offer”), which Offer must be for an amount that is equal to or greater than the Trigger Amount.   The Sale Coordinator must then provide the non-Sale Coordinator written notice (the “Offer Notice”) containing the identity of the Third Party, the terms and conditions of the Offer and a true copy of the Offer.

2.2

The Parties agree that following the delivery of an Offer Notice the Parties will use their best efforts to facilitate a sale pursuant to the Offer Notice.

2.3

The Parties agree that upon completion of the transaction contemplated by the Option, the proceeds shall be dealt with as follows, in the order listed below:

(a)

payment of all of the Purchaser’s and Vendor’s reasonable legal and accounting costs, associated with the sale;

(b)

payment to the Vendor of the Principal Amount plus all unpaid Accrued Interest thereon, if any;

(c)

payment to the Purchaser of an amount equal to the Purchase Price less the Principal Amount, if any, and

(d)

all additional proceeds after paying the amounts referred to in 7.03(a) to 7.03(c) above shall be equally divided between the Vendor and the Purchaser.

2.4

For greater certainty, the Parties agree that a sale of Next Layer pursuant to the Option would include the sale of the Business conducted by Next Layer at such time as the Offer is received, including any improvements or liabilities accruing since the date of this Agreement (with the exclusion of the Principal Amount plus all unpaid Accrued Interest thereon which shall be paid in full on closing).

2.5

The Option shall terminate upon payment of the Purchase Price to the Vendor in full.  The Vendor’s right to exercise the Option shall terminate upon the commission of an Event of Default by the Vendor.

2.6

The Option is not assignable by either Party.

ARTICLE 3
DEFERRED PAYMENT PROVISIONS

3.1

The deferred payment provisions in this Agreement are in addition to, and not in replacement of, the deferred payment provisions contained in the Original APA, including any and all addenda thereto or amendments thereof.

3.2

The Purchaser hereby promises to pay, in accordance with the terms of this , to the Vendor the Principal Amount together with interest accruing at a rate of 6.5% per annum on any principal amount outstanding and shall compounded and calculated monthly, in arrears, with interest on interest after demand, default or judgment at the same rate (the “Accrued Interest”).

3.3

Upon the occurrence of any Event of Default and thereafter, interest shall be calculated on the principal amount outstanding and all other amounts now and hereafter payable hereunder (including accrued and unpaid interest) at the rate of 18% per annum (the “Default Rate”) until the first to occur of: (a) indefeasible repayment and performance of all obligations under this  has occurred; and (b) the applicable Event of Default has been cured in accordance with this Agreement, as a reasonable and genuine pre-estimate of damages and not as a penalty. Notwithstanding Section , in the event that the payment of interest at the Default Rate is more than five Business Days past due, all such interest to be paid at the Default Rate shall be paid and satisfied in cash.

3.4

All Accrued Interest shall, other than subsequent to the occurrence of an Event of Default, be due and payable as described in Section 8.11 hereof.  The full remaining Principal Amount together with all Accrued Interest owing thereon shall be paid on March 31, 2015 (the “Maturity Date”). For greater clarity, interest on the Principal Amount shall not accrue on any amounts following payment of such amounts in accordance with the terms hereof nor shall any Accrued Interest that is not otherwise due and payable hereunder accrue interest thereon.

3.5

The Principal Amount shall be paid by Purchaser to Vendor, as follows:

(a)

each month on the last Business Day of the month for the period beginning on June 1, 2013 until May 31, 2015, being a total of 23 monthly payments – $100,000 plus Accrued Interest; and

(b)

June 1, 2015 – $3,500,000 plus Accrued Interest.

3.6

Any net funds received by the Purchaser through the borrowing of any funds that are secured, in whole or in part, by the assets of Next Layer shall be applied in amount equal to 50% of the net proceeds of such financing to prepay the payment set forth in Section  above.

3.7

Accrued Interest calculated monthly, in arrears, on the outstanding Principal Amount shall be paid at the same time as the Principal Amount set forth in Section .

3.8

Each payment received by Vendor under this Agreement shall be applied first against late charges and fees, if any, next against unpaid Accrued Interest and the balance, if any, against the Principal Amount.

3.9

In addition to the payment provisions set forth in Section  hereof and notwithstanding any other term or provision contained in this Agreement:

(a)

if at any time prior to the Maturity Date, the Purchaser sells any of the assets or undertaking of the Purchaser or Next Layer Out of the Ordinary Course of Business without the prior written consent of the Vendor, including to an Affiliate of either of them, all outstanding Obligations payable by Purchaser hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; or

(b)

the Purchaser shall have the right to prepay the Principal Amount hereunder, in whole or in part, without notice, additional interest (other than unpaid Accrued Interest through to and including the prepayment date), penalty or bonus.

3.10

Payments under this Agreement shall be made for value on or before 3:00 p.m. (Toronto time) on the applicable date for such payment.

3.11

Except as set forth in Section , all Accrued Interest under the Agreement shall be paid and satisfied, at the option of the Purchaser, as follows:

(a)

in the event that the shares of common stock of TeliPhone Corp. (TLPH:OTC US) are listed on any stock exchange or are quoted for trading and such common stock is freely tradeable by the Vendor, any payment of Accrued Interest under the Agreement may be paid and satisfied through the delivery of a share certificate representing that number of shares of freely-tradeable common stock of TeliPhone Corp. (TLPH:OTC US) equal to the Accrued Interest to be paid on such date divided by the average market closing price of the previous 20 days of trading on the market with the highest volume of trading calculated immediately prior to the date of delivery;  or

(b)

in cash in the manner set forth in Section .

3.12

The Principal Amount hereunder shall be paid and satisfied in cash in the manner set forth in Section 8.13.

3.13

The Purchaser shall direct all payments of the Principal Amount hereunder to the Vendor or the Accrued Interest in the event that a cash amount of Accrued Interest is to be paid to the Vendor pursuant to Section , in the form of an certified cheque delivered to Cascade Divide Enterprises, Inc., 158 Victoria Street, Kamloops, BC  V2C 1Z7 or such other address as the Vendor may direct or at the option of the Vendor exercised by notice to the Purchaser shall be made by direct deposit or wire transfer to the account of the Vendor, the particulars of such account or wire particulars being provided to the Purchaser in the notice from the Vendor.

3.14

Event of Default

The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a)

Voluntary Bankruptcy or Insolvency Proceedings.  The Purchaser shall under Law (i) make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it.

(b)

Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings under Law for the appointment of a receiver, trustee, liquidator or custodian of the Purchaser or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Purchaser or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement. For clarity, there shall be no Event of Default as a result of the initiation of any proceeding related to or including the Application for Bankruptcy described in the court file in the Supreme Court of British Columbia, Vancouver Registry, Action No. S130606 unless and until:  (i)  the Purchaser is adjudged a bankrupt; (ii) proceedings under Law for the appointment of a receiver, trustee, liquidator or custodian of the Purchaser or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Purchaser or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered in respect of (i) or (ii) above;

(c)

Ceasing Business.  The Purchaser ceases or threatens to cease to carry on in the normal course of its business or any material part thereof;

(d)

Winding Up.  Any order is made or resolution passed for the winding up, liquidation or other dissolution of the Purchaser;

(e)

Event of Default under Security.  There occurs an event of default under any of the Security or any other agreement between the Purchaser and the Vendor (including, without limitation, an Event of Default under the Original APA).

3.15

Event of Financial Default

The occurrence of the following shall constitute an “Event of Financial Default” under this Agreement:

(a)

Purchaser fails to pay any installment of the Principal Amount or Accrued Interest required to be paid hereunder when due;

(b)

the Vendor provides the Purchaser with written notice delivered in accordance with section 10.02 by registered mail only (the “Financial Default Notice”); and

(c)

the Purchaser  does not cure the default within 10 calendar days of the deemed date of receipt the Financial Default Notice (in accordance with Section 10.2).

3.16

Event of Material Default

The occurrence of any of the following shall constitute an “Event of Material Default” under this Agreement:

(a)

the occurrence of an “Event of Default” as such term is defined in the Original APA;

(b)

when:

(i)

there are three occurrences when the Purchaser fails to pay any installment of the Principal Amount or Accrued Interest required to be paid hereunder when due and the Vendor provides the Purchaser with written notice in accordance with Section 10.02 by registered mail only in respect of each such failure to pay; and

(ii)

subsequently the Purchaser fails to pay any installment of the Principal Amount or Accrued Interest required to be paid hereunder when due; or

(c)

failure of the Purchaser to meet its obligations under Section 4.01(f) of this Agreement.

3.17

Rights of Vendor Upon Default

Upon the occurrence of an event of default, the following actions may be taken:

(a)

Upon the occurrence of an Event of Default and at any time thereafter:

(i)

The Vendor may declare the Principal Amount plus all Accrued Interest thereon payable by Purchaser hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and in addition to the foregoing remedies, the Vendor may exercise any other right, power or remedy granted to it under the Security or otherwise permitted to it by Law, either by suit in equity or by action at law, or both.

(b)

Upon the occurrence of an Event of Financial Default, until the later of:

(i)

30 days from the deemed date of receipt the Financial Default Notice (in accordance with Section 10.2); and

(ii)

the date that all Principal Amount plus all Accrued Interest owing to the Vendor has been brought current:

(I)

The Vendor may declare the Principal Amount plus all Accrued Interest thereon payable by Purchaser hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and in addition to the foregoing remedies, the Vendor may exercise any other right, power or remedy granted to it under the Security or otherwise permitted to it by Law, either by suit in equity or by action at law, or both;

and following such time the Vendor will no longer have any rights to exercise in accordance with such Event of Financial Default.

(c)

Upon the occurrence of a Material Event of Default and at any time thereafter the Vendor may declare all outstanding Obligations to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived and in addition to the foregoing remedies, the Vendor may exercise any other right, power or remedy granted to it under the Security or otherwise permitted to it by Law, either by suit in equity or by action at law, or both.

In addition to the foregoing remedies in this section, the Vendor may exercise any other right, power or remedy permitted to it by Law, either by suit in equity or by action at law, or both.

3.18

Calculation of Time

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.  Where the last day of any such time period is not a Business Day, such time period shall be extended to the next Business Day following the day on which it would otherwise end.

3.19

Business Days

Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be taken or made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day.

3.20

Interest

(a)

The annual rates of interests or fees to which the rates calculated in accordance herewith are equivalent, are the rates as calculated and multiplied by the actual number of days in the calendar year in which that calculation is made and divided by 365 or 366, as the case may be.

(b)

The Purchaser shall not be obligated to pay any interest hereunder to the extent such interest exceeds the effective annual rate of interest on the credit made available hereunder that would be lawfully permitted under the Criminal Code (Canada), each interest rate and fee being distinct and severable obligations and it is the intention of the parties hereto that any interest and fees shall be, and shall be deemed to be, reduced by the parties hereto in accordance with the maximum rate of interest lawfully permitted under the Criminal Code (Canada) without effecting the remaining terms and conditions hereof.

ARTICLE 1
AMENDMENTS TO ORIGINAL APA

1.1

Capitalized Terms

Capitalized terms used in this Article 7 that are defined both in the Original APA and in this Agreement, shall have the meaning given in the Original APA, as amended hereby.

1.2

Definition Amendments

Section 1.01 of the Original APA shall be amended by:

(a)

deleting the of “Principal Amount” and replacing same with the following:

““Principal Amount” means the amount of the Purchase Price outstanding under this Agreement;”

(b)

adding in the following definition of “Obligations”:

““Obligations” means all liabilities and obligations of the Vendor to the Purchaser from time to time including, without limitation, the Principal Amount;”

(c)

adding in the following definition of “Out of the Ordinary Course of Business”:

““Out of the Ordinary Course of Business” means in the aggregate, the sale of any assets, property or undertaking out of the ordinary course over any twelve month period with an aggregate fair market value in excess of $250,000;”

1.3

Article 6 Amendments

Article 6 of the Original APA is hereby deleted and replaced with the following:

“6.01

The Purchaser hereby promises to pay, in accordance with the terms of this , to the Vendor the Principal Amount together with interest accruing at a rate of 6.5% per annum on any principal amount outstanding and shall compounded and calculated monthly, in arrears, with interest on interest after demand, default or judgment at the same rate (the “Accrued Interest”).

6.02

Upon the occurrence of any Event of Default and thereafter, interest shall be calculated on the principal amount outstanding and all other amounts now and hereafter payable hereunder (including accrued and unpaid interest) at the rate of 18% per annum (the “Default Rate”) until the first to occur of: (a) indefeasible repayment and performance of all obligations under this  has occurred; and (b) the applicable Event of Default has been cured in accordance with this Agreement, as a reasonable and genuine pre-estimate of damages and not as a penalty. Notwithstanding Section 6.09, in the event that the payment of interest at the Default Rate is more than five Business Days past due, all such interest to be paid at the Default Rate shall be paid and satisfied in cash.

6.03

All Accrued Interest shall, other than subsequent to the occurrence of an Event of Default, be due and payable as described in Section 6.05 hereof.  The full remaining Principal Amount together with all Accrued Interest owing thereon shall be paid on December 15, 2017 (the “Maturity Date”). For greater clarity, interest on the Principal Amount shall not accrue on any amounts following payment of such amounts in accordance with the terms hereof nor shall any Accrued Interest that is not otherwise due and payable hereunder accrue interest thereon.

6.04

The Principal Amount shall be paid by Purchaser to Vendor, as follows:

(a)

if no Event of Default, no Event of Financial Default ” (as such term is defined in a Share Purchase Agreement  among Cascade Divide Enterprises, Inc., Teliphone Navitgata-Westel Communication Inc. and Next Layer Inc. dated May 31, 2013) and no Event of Default (” as such term is defined in a Share Purchase Agreement  among Cascade Divide Enterprises, Inc., Teliphone Navitgata-Westel Communication Inc. and Next Layer Inc. dated May 31, 2013)  has occurred up to and including December 15, 2013 then on December 15, 2013– $500,000,  otherwise on December 15, 2013 - 1,000,000;

(b)

if the amount to be paid on December 15, 2013 was $500,000 and such amount was paid by the Purchaser, then on June 15, 2014 – $500,000, otherwise on June 15, 2014 - $1,000,000;

(c)

December 15, 2014 – $1,000,000;

(d)

December 15, 2015 – $1,000,000;

(e)

December 15, 2016 – $1,000,000; and

(f)

If by December 15, 2017 any outstanding Principal Amount is due, the remaining amount.

6.05

Accrued Interest calculated monthly, in arrears, on the outstanding Principal Amount shall be paid at the same time as the Principal Amount set forth in Section .

6.06

Each payment received by Vendor under this Agreement shall be applied first against late charges and fees, if any, next against unpaid Accrued Interest and the balance, if any, against the Principal Amount.

6.07

In addition to the payment provisions set forth in Section 6.04 hereof and notwithstanding any other term or provision contained in this Agreement:

(g)

if at any time prior to the Maturity Date, the Purchaser sells any of its assets or undertaking Out of the Ordinary Course of Business without the prior written consent of the Vendor, including to an Affiliate of either of them, all outstanding Obligations payable by Purchaser hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; or

(h)

the Purchaser shall have the right to prepay the Principal Amount hereunder, in whole or in part, without notice, additional interest (other than unpaid Accrued Interest through to and including the prepayment date), penalty or bonus.

6.08

Payments under this Agreement shall be made for value on or before 3:00 p.m. (Toronto time) on the applicable date for such payment.

6.09

Except as set forth in Section 6.02, all Accrued Interest under the Agreement shall be paid and satisfied, at the option of the Purchaser, as follows:

(i)

in the event that the shares of common stock of TeliPhone Corp. (TLPH:OTC US) is listed on any stock exchange or are quoted for trading and such common stock is free tradeable by the Vendor, any payment of Accrued Interest under the Agreement may be paid and satisfied through the delivery of a share certificate representing that number of shares of freely-tradeable common stock of TeliPhone Corp. (TLPH:OTC US) equal to the Accrued Interest to be paid on such date divided by the average market closing price of the previous 20 days of trading on the market with the highest volume of trading calculated immediately prior to the date of delivery;  or

(j)

in cash in the manner set forth in Section 6.12.

6.11

The Principal Amount hereunder shall be paid and satisfied in cash.

6.12

The Purchaser shall direct all payments of the Principal Amount hereunder to the Vendor or the Accrued Interest in the event that a cash amount of Accrued Interest is to be paid to the Vendor pursuant to Section , in the form of an certified cheque delivered to Cascade Divide Enterprises, Inc., 158 Victoria Street, Kamloops, BC  V2C 1Z7 or such other address as the Vendor may direct or at the option of the Vendor exercised by notice to the Purchaser shall be made by direct deposit or wire transfer to the account of the Vendor, the particulars of such account or wire particulars being provided to the Purchaser in the notice from the Vendor.

6.13

Events of Default

The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(k)

Failure to Pay; Other Breach. The Purchaser shall fail to pay any amounts owing under Section 6.04 within ten (10) calendar days after the same was due.

(l)

Voluntary Bankruptcy or Insolvency Proceedings.  The Purchaser shall under Law (i) make an assignment for the benefit of creditors or apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it;

(m)

Involuntary Bankruptcy or Insolvency Proceedings.  Proceedings under Law for the appointment of a receiver, trustee, liquidator or custodian of the Purchaser or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Purchaser or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.  For clarity, there shall be no Event of Default as a result of the initiation of any proceeding related to or including the Application for Bankruptcy described in the court file in the Supreme Court of British Columbia, Vancouver Registry, Action No. S130606 unless and until:  (i)  the Purchaser is adjudged a bankrupt; (ii) proceedings under Law for the appointment of a receiver, trustee, liquidator or custodian of the Purchaser or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Purchaser or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered ordering appointment of a receiver, trustee, liquidator or custodian;

(n)

Ceasing Business.  The Purchaser ceases or threatens to cease to carry on in the normal course of its business or any material part thereof;

(o)

Winding Up.  Any order is made or resolution passed for the winding up, liquidation or other dissolution of the Purchaser;

(p)

Event of Default under Security.  There occurs an event of default under any of the Security or any other present or future agreement between the Purchaser and the Vendor; or

(q)

Material Event of Default.  There occurs a “Event of Material Default” as such term is defined in a Share Purchase Agreement  among Cascade Divide Enterprises, Inc., Teliphone Navitgata-Westel Communication Inc. and Next Layer Inc. dated May 31, 2013.

No Event of Default shall occur under Section 6.13(b) until Purchaser has had a 10 calendar day period to cure the default and prior written notice has been provided by the Vendor to Purchaser pursuant to Section .

6.14

Rights of Vendor Upon Default

Upon the occurrence or existence of any Event of Default, and at any time thereafter, provided such Event of Default is not cured as permitted under this Article 6:

(r)

theVendor may declare all outstanding Obligations payable by Purchaser hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

(s)

in addition to the foregoing remedies, the Vendor may exercise any other right, power or remedy granted to it under the Security or otherwise permitted to it by Law, either by suit in equity or by action at law, or both.

6.15

Covenants

Notwithstanding any other provisions of this Agreement, the Purchaser hereby covenants and agrees with the Vendor that it will:

(t)

duly and punctually pay or cause to be paid all amounts payable by the Purchaser to the Vendor under this Agreement at the times and in the manner provided for herein (including, without limitation, duly and punctually pay or cause to be paid the amounts payable under Section 2.05 of the Agreement when due);

(u)

do or cause to be done all acts necessary to comply with all applicable, federal, provincial and municipal laws, requirements and standards; and

(v)

as soon as it shall become aware of the same, give notice to the Vendor of any Event of Default.

6.16

Calculation of Time

Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends.  Where the last day of any such time period is not a Business Day, such time period shall be extended to the next Business Day following the day on which it would otherwise end.

6.17

Business Days

Whenever any action to be taken or payment to be made pursuant to this Agreement would otherwise be required to be taken or made on a day that is not a Business Day, such action shall be taken or such payment shall be made on the first Business Day following such day.

6.18

Interest

(a)

The annual rates of interests or fees to which the rates calculated in accordance herewith are equivalent, are the rates as calculated and multiplied by the actual number of days in the calendar year in which that calculation is made and divided by 365 or 366, as the case may be.

(b)

The Purchaser shall not be obligated to pay any interest hereunder to the extent such interest exceeds the effective annual rate of interest on the credit made available hereunder that would be lawfully permitted under the Criminal Code (Canada), each interest rate and fee being distinct and severable obligations and it is the intention of the parties hereto that any interest and fees shall be, and shall be deemed to be, reduced by the parties hereto in accordance with the maximum rate of interest lawfully permitted under the Criminal Code (Canada) without effecting the remaining terms and conditions hereof.”

ARTICLE 1
GENERAL PROVISIONS

1.1

Further Assurances

Each of the Vendor and the Purchaser hereby covenants and agrees that from time to time after the Closing Date it will, upon the request of the other, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the better carrying out and performance of all the terms of this Agreement and shall co-operate with each other.

1.2

Notices

All notices, requests, demands or other communications required or permitted to be given by one party to another under this Agreement shall be given in writing and delivered by Personal delivery or delivery by recognized commercial courier, sent by facsimile or email, or delivered by registered mail, postage prepaid, addressed as follows:

(a)

in the case of the Vendor,

421 C Street, Unit 1A
Washougal, WA
98671

Attention:

John Warta

Fax No.:

(360) 835-8050

Email:

p68wa@aol.com

with a copy (which shall not constitute notice) to:

Chaitons LLP
5000 Yonge Street
10th Floor
Toronto, Ontario
M5N 1M9

Attention:

Harvey Chaiton
Fax No:

(416) 218-1857
Email:

Harvey@chaitons.com

(b)

in the case of the Purchaser and Next Layer:

1550 Alberni, 3rd Floor

Vancouver, BC

V6G 1B5

Attention:

Benoit Laliberté
Fax No.:

514-313-6001

Email:

blaliberte@teliphone.ca

with a copy (which shall not constitute notice) to:

Aird & Berlis LLP

Barristers & Solicitors

Brookfield Place

181 Bay Street

18th Floor

Toronto, Ontario

M5J 2T9

Attention:

Daniel Bloch

Fax No.:

(416) 863-1515

Email:

dbloch@airdberlis.com

or at such other address, email addresses or fax number of which the addressee may from time to time may notify in writing.  Any notice delivered by Personal delivery or by courier to the party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address.  If such day is not a Business Day, or if the notice is received after 4:00 p.m. (addressee’s local time), then the notice shall be deemed to have been given and received on the next Business Day.  Any notice sent by prepaid registered mail shall be deemed to have been given and received on the next Business Day following the date of its mailing.  Any notice transmitted by facsimile or email shall be deemed to have been given and received on the day in which receipt of transmission is confirmed.  If such day is not a Business Day or if the facsimile transmission or email is received after 4:00 p.m. (addressee’s local time), then the notice shall be deemed to have been given and received on the first Business Day after its transmission.

1.3

Counterparts

This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument.  Counterparts may be executed either in original or faxed or other electronic form and the parties adopt any signatures received by a receiving fax machine or other electronic as original signatures of the parties.

1.4

Expenses of Parties

Each party to this Agreement shall pay its respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and all documents and instruments executed or delivered pursuant to this Agreement.

1.5

Announcements

No announcement with respect to this Agreement will be made by any party hereto without the prior approval of the other parties, which approval shall not be unreasonably withheld or delayed as required to comply with applicable law.

1.6

Successors and Assigns

This Agreement will be binding upon, and will enure to the benefit of and be enforceable by the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. No assignment of this Agreement, nor any right or obligation under this Agreement, will be permitted without the consent of the other party.

1.7

Entire Agreement

This Agreement, the documents referenced herein and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

1.8

Waiver

Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any such term or condition hereof at any time on or prior to the Closing Time; provided, however, that such waiver shall be evidenced by a written instrument duly executed by such party.

1.9

Preparation of Tax Returns.

The Vendor and the Purchaser shall co-operate fully with each other and make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation of all Tax returns with Canada Revenue Agency and any other governmental body and shall preserve such data and other information until the expiration of any applicable limitation period under any Applicable Law but in any event no less than six (6) years.  The Purchaser agrees not to re-file or amend any previous Tax filings or Tax returns completed by Next Layer for the period up to and including the Closing Time.

The Purchaser and Next Layer hereby authorize the Vendor to file all Tax returns related to Next Layer for the period up to and including the Closing Date (including a T2057 with respect to the Section 85 rollover transaction completed between the Vendor and Next Layer on January 1, 2012 such election which the Vendor covenants will be at no less than the undepreciated capital cost of the assets) and the Vendor Next Layer hereby grant to the Purchaser an irrevocable power of attorney to complete all such filings on behalf of Next Layer conditional upon the Vendor receiving 48 hours to review and approve copies of all such Tax returns.

1.10

Amendments

No modification or amendment to this Agreement may be made unless agreed to by the parties provided however, that such agreement shall be evidenced by a written instrument duly executed by such parties hereto.

1.11

Independent Legal Advice

Each Vendor acknowledges that it has been advised that it may seek independent legal advice and has either availed itself of such opportunity or has waived such right.

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IN WITNESS WHEREOF, the parties hereto have duly executed this agreement under seal as of the day and year first above written.

COMMUNICATION TéLIPHONE NAVIGATA-WESTEL INC. / TELIPHONE NAVIGATA-WESTEL COMMUNICATION INC.

Per:
Name:
Title:

CASCADE DIVIDE ENTERPRISES, INC.

Per:
Name:
Title:

NEXT LAYER INC.

Per:
Name:
Title:

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Schedule 1.01(e)

Assumed Contracts

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Schedule 1.01 (k)

Closing Agenda

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Schedule 1.01(u)

Excluded Assets

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Schedule 1.01(aa)

Licenses

•

FCC International 214 License

•

CRTC Basic International Telecom Services License (“BITS”)

•

CRTC Registration Lists

o

Non-Dominant Carrier

o

Reseller

o

VoIP Reseller

o

CLEC (which includes membership in the following to maintain CLEC status:  Canadian Local Number Portability Consortium, Canadian Numbering Association, SAIC )

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Schedule 2.05

Assumed Liabilities

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Schedule 2.07
Power of Attorney

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Schedule 2.10

Equipment List

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Schedule 3.01(d)

Next Layer Liabilities

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Schedule 6.02

Directors, Officers and Shareholders Indemnified

Directors and Officers

Name
David W. Smalley
Peter E. Legault
John M. Warta
Sandra Parkinson
James C. Griffiths
Jeffrey Mayhook
Tim Sansom

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